UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2017
ALBEMARLE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	001-12658 (Commission File Number)	54-1692118 (I.R.S. Employer Identification Number)

4350 Congress Street, Suite 700, Charlotte, North Carolina	28209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (980) 299-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
On March 8, 2017, each of Mr. Luther C. Kissam, IV and Ms. Karen G. Narwold adopted a pre-arranged stock trading plan (each, the “Plan”) to exercise options with respect to up to 50,000 and 20,000 shares, respectively, and to sell the underlying stock. Options may not be exercised nor stock sold under either Plan until the completion of our previously announced plan to repurchase up to $250 million of our outstanding stock. Each Plan expires in the first quarter of 2018, unless earlier terminated.
The transactions under each Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission, as applicable. Each Plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s internal policies regarding stock transactions. In accordance with Rule 10b5-1, neither Mr. Kissam nor Ms. Narwold will have discretion over sales under their Plan.
The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.
The information in this Item 7.01 is furnished pursuant to Item 7.01 of Form 8-K and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION
Date: March 8, 2017	By:	/s/Karen G. Narwold
Karen G. Narwold
Executive Vice President and Chief Administrative Officer